EXHIBIT 99.1

The Joint Corp. Reports Second Quarter 2023 Operating Highlights

– System-wide Sales Grew 13% to $120.1 Million –
– Unrestricted Cash $13.6 Million at June 30, 2023, Compared to $9.7 Million at December 31, 2022 –
– Increased Clinics to 890 at June 30, 2023 and Achieved the 900 Clinic Milestone in August 2023 –

SCOTTSDALE, Ariz., Aug. 10, 2023 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager, and franchisor of chiropractic clinics, posted operating highlights for the second quarter ended June 30, 2023.

Q2 2023 Operating Highlights

  Increased system-wide sales1 by 13%, to $120.1 million.
  Reported system-wide comp sales2 of 5%.
  Sold 21 franchise licenses, compared to 17 in Q1 2023 and 24 in Q2 2022.
  Grew total clinic count to 890, 756 franchised and 134 company-owned or managed, up from 870 clinics at March 31, 2023.
    Opened 23 franchised clinics and three company-owned or managed greenfield clinics, for a total of 26 new clinics, as compared to 34 new clinics in Q2 2022.
    Closed four franchised clinics and two company-managed clinics, as compared to one franchised clinic in Q2 2022.
  Subsequent to quarter end through August 8, 2023, opened nine franchised clinics and one greenfield clinic, bringing the total number of clinics opened to 900.

“In the second quarter of 2023, we posted system-wide sales growth of 13% year-over-year supported by our ongoing franchise license sales, clinic openings, and new patient acquisitions, even during this environment of continued economic uncertainty,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Continually striving to do better, we are enhancing national brand building and implementing additional digital, automated and traditional marketing strategies to drive new patient acquisitions.

“Looking forward, our maturing corporate portfolio has reached the natural point where we will critically evaluate unit performance, and we may sell, close or relocate clinics due to such factors as the loss of an anchor store in the strip center or changes in the local retail markets. Importantly, these transactions would be accretive and free key resources to be applied in more productive areas. In addition, with critical attention on G&A, we are focused on reducing our ongoing expense run rate.

“That said, the underlying chiropractic care market fundamentals and long-term growth drivers remain strong. The pain, opioid and obesity epidemics continue to compel consumers to search for holistic treatments, and Americans spend $19.5 billion a year on chiropractic care. Overall, our team is committed to enhancing clinic performance and capturing a greater market share by educating consumers about the efficacy of chiropractic care.”

Financial Results
Due to ongoing quarterly review procedures being performed in conjunction with The Joint’s independent public accounting firm, management has postponed the issuance of its second quarter financial results as of June 30, 2023. The matter in question is related to our regional developer arrangements and would have a non-cash impact to the company’s financial statements.

Balance Sheet Liquidity
Unrestricted cash was $13.6 million at June 30, 2023, compared to $9.7 million at December 31, 2022. During the first half of 2023, cash provided by operating activities was $8.4 million, including the receipt of $4.8 million in employee retention credits, partially offset by investing $4.7 million in the development of greenfield clinics and improvements of existing clinics, the acquisition of a previously owned franchise, and the reacquisition of regional developer territories.

Conference Call
The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, August 10, 2023 to discuss the second quarter 2023 operating results. Shareholders and interested participants may listen to a live broadcast of the conference call by dialing (833) 630-0823 or (412) 317-1831 and ask to be joined into the ‘The Joint’ call approximately 15 minutes prior to the start time.

The live webcast of the call with accompanying slide presentation can be accessed in the IR events section https://ir.thejoint.com/events and will be available for approximately one year. An audio archive can be accessed for one week by dialing (877) 344-7529 or (412) 317-0088 and entering conference ID 4930863.

Commonly Discussed Performance Metrics
This release includes a presentation of commonly discussed performance metrics. System-wide sales include revenues at all clinics, whether operated by the company or by franchisees. While franchise sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these sales are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the revenues from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our inability to identify and recruit enough qualified chiropractors and other personnel to staff our clinics, due in part to the nationwide labor shortage, an increase in operating expenses due to measures we may need to take to address such shortage, inflation, exacerbated by COVID-19 and the current war in Ukraine, which has increased our costs and which could otherwise negatively impact our business, the potential for further disruption to our operations and the unpredictable impact on our business of the COVID-19 outbreak and outbreaks of other contagious diseases, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, short-selling strategies and negative opinions posted on the internet which could drive down the market price of our common stock and result in class action lawsuits, our failure to remediate any future material weaknesses in our internal control over financial reporting, which could negatively impact our ability to accurately report our financial results, prevent fraud, or maintain investor confidence, and other factors described in our filings with the SEC, including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 10, 2023 and subsequently-filed current and quarterly reports. Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With 900 locations nationwide and over 12 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times “Top 500+ Franchises” and Entrepreneur’s “Franchise 500” lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review’s “Top Franchise for 2023,” “Most Profitable Franchises” and “Top Franchises for Veterans” ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail.

For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

1 System-wide sales include revenues at all clinics, whether operated or managed by the company or by franchisees. While franchised sales are not recorded as revenues by the company, management believes the information is important in understanding the company’s financial performance, because these revenues are the basis on which the company calculates and records royalty fees and are indicative of the financial health of the franchisee base.